September 1, 2017

Dycom Industries, Inc.
Dycom Investments, Inc.
11780 US Highway 1
Suite 600
Palm Beach Gardens, Florida 33408

RE:          Form S-3 Automatic Shelf Registration Statement

Ladies and Gentlemen:

At your request, we have acted as special Texas counsel to Texstar Enterprises, Inc., a Texas corporation (“Subsidiary”) for the limited purpose of rendering a legal opinion as to matters of Texas law in connection with the filing of an automatic shelf registration statement on Form S-3 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) on September 1, 2017, pursuant to the Securities Act of 1933, as amended (the “Securities Act”) made by Dycom Industries, Inc., a Florida corporation (the “Parent”), Dycom Investments, Inc. (“Investments”), a Delaware corporation, and certain subsidiaries of the Parent (collectively, the “Subsidiaries,” and, together with the Parent, Investments and Subsidiary, the “Registrants”) relating to the issuance and offering, from time to time, of, among other securities and instruments, (1) debt securities of the Parent (“Parent Debt Securities”), (2) debt securities of Investments (“Investments Debt Securities” and, together with the Parent Debt Securities, the “Debt Securities”) and (3) guarantees of the Debt Securities (the “Guarantees”) by one or more of the Registrants (each a “Guarantor” and, collectively, the “Guarantors”), including, without limitation, the Guarantees pursuant to which Subsidiary will be a Guarantor (the “Subsidiary Guarantee”).

Pursuant to the prospectus forming a part of the Registration Statement (the “Prospectus”), the Parent and Investments propose to register the Debt Securities under the Securities Act as set forth in the Registration Statement and to be issued pursuant to one or more Indentures (the “Indentures”) among Parent or Investments, respectively, the Guarantors, if any, and the trustees parties thereto.  Unless otherwise defined herein or unless the context requires otherwise, capitalized terms defined in the Registration Statement and Prospectus shall have the same meaning when used herein.

We have examined and rely solely upon the following documents for the purposes of rendering this opinion (collectively referred to as the “Documents”):

(a)	the Registration Statement;

(b)	the Prospectus.

As to certain matters of fact bearing upon the opinions expressed herein, we have reviewed and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following (hereinafter the “Authority Documents”):

(a)	the Articles of Incorporation of Texstar Enterprises, Inc. dated April 24, 1991, as filed with the Secretary of State of the State of Texas;

(b)	the Certificate of Amendment to Articles of Incorporation dated March 9, 2017;

Dycom Industries, Inc.
Dycom Investments, Inc.
September 1, 2017

(c)	the Bylaws of Texstar Enterprises, Inc. dated May 28, 1991;

(d)
a Certificate of Fact relating to the Subsidiary issued by the Texas Secretary of State on August 30, 2017, and a Statement of Franchise Tax Account Status relating to the Subsidiary provided by the Office of the Texas Comptroller of Public Accounts on August 28, 2017;

(e)	Resolutions of the Board of Directors by Unanimous Written Consent in Lieu of Meeting of Texstar Enterprises, Inc. dated September 1, 2017.

In our examination we have assumed, without independent verification:

(i)	The genuineness of all signatures;

(ii)	The authenticity and completeness of all documents, records and instruments submitted to us as originals;

(iii)	With respect to copies of documents, records and instruments submitted to us, the conformity of such copies with the authentic originals thereof;

(iv)	There are no other amendments, modifications, or supplements to any of the Authority Documents reviewed;

(v)	That the Authority Documents have not been amended, modified or supplemented in any respect since the date of our review;

(vi)
As to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Registration Statement and representations and statements made in certificates of public officials and officers of Subsidiary; and

(vii)
That the Subsidiary Guarantee, as issued and delivered, will comply with all restrictions, if any, applicable to Subsidiary whether imposed by any agreement or instrument to which Subsidiary is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over Subsidiary or otherwise.

Based upon the foregoing assumptions and subject to the qualifications set forth below, it is our opinion that as of the date hereof:

1.	Based solely on the Authority Documents, Subsidiary is a corporation duly formed, validly existing, and in good standing under the laws of the State of Texas.

2.	Subsidiary has the requisite corporate power, corporate capacity and corporate authority to execute and deliver the Subsidiary Guarantee and to perform its obligations thereunder.

3.
The Subsidiary Guarantee, upon being duly authorized by all necessary corporate action, executed by an authorized signatory and delivered, will be validly authorized, executed and delivered for Texas corporate law purposes by Subsidiary.

Dycom Industries, Inc.
Dycom Investments, Inc.
September 1, 2017

We express no opinion as to (i) the truth or accuracy of the factual statements contained in the Documents; (ii) the authority of Subsidiary to execute and deliver, or the validity or enforceability of, any Federal or State registration to be made by Subsidiary upon the issuance of any securities described in the Documents; or (iii) validity and enforceability of the Indentures, the Subsidiary Guarantee or any indenture or guaranty as may be issued as described in the Documents.

The opinions expressed above are limited to the laws of the State of Texas in effect on the date hereof, except that we express no opinion as to the application or effect of any state securities or antitrust laws, rules or regulations on or to the transaction. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including change of law or fact that may occur after the date of this opinion letter that might affect the opinions expressed herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

This opinion letter is rendered to you in connection with the Registration Statement, and may be relied upon by Shearman & Sterling LLP as your legal counsel, in connection with or as support for its opinions rendered in connection with the Registration Statement.  This opinion letter may not be relied upon for any other purpose without our prior written consent.

Sincerely,

/s/ COKINOS | YOUNG
a Texas professional corporation